Exhibit 10.1

EXECUTION VERSION

WAIVER AND AMENDMENT NO. 1

TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This Waiver and Amendment No. 1 to Fourth Amended and Restated Credit Agreement (this “Amendment”), dated as of June 26, 2020, is made by and among STONERIDGE, INC., an Ohio corporation (the “Parent”), STONERIDGE ELECTRONICS, INC., a Texas corporation (“Electronics”), STONERIDGE CONTROL DEVICES, INC., a Massachusetts corporation (“Controls”), STONERIDGE B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands, registered with the Dutch Chamber of Commerce under file number 67928471 (“Stoneridge Netherlands”, and together with the Parent, Electronics and Controls, the “Borrowers”), STONERIDGE AFTERMARKET, INC., an Ohio corporation (“Aftermarket”), ORLACO INC., a Delaware corporation (“Orlaco”), SRI HOLDINGS US LLC, a Delaware limited liability company(“SRI Holdings US”) and SRI DELAWARE HOLDINGS, LLC, a Delaware limited liability company (“SRI Holdings” and, together with Aftermarket, Orlaco and SRI Holdings US, the “Guarantors”), the various Lenders (as hereinafter defined) which are a party to this Amendment and PNC Bank, National Association, a national banking association, as the administrative agent (in such capacity, the “Administrative Agent”) and the collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, the “Agents”).

Recitals:

A.                The Borrowers have been extended certain financial accommodations pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of June 5, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, including as amended hereby, the “Credit Agreement”), among the Borrowers, the Guarantors party thereto from time to time, the financial institutions party thereto from time to time, as lenders (the “Lenders”) and the Administrative Agent;

B.                 The parties hereto desire to amend certain provisions of the Credit Agreement as more fully set forth below; and

C.                 The Borrowers, the Required Lenders and the Administrative Agent constitute the parties required for purposes of providing this amendment pursuant to Section 11.1 of the Credit Agreement.

Agreements:

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1 DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Amendment.

Section 2 AMENDMENTS TO THE CREDIT AGREEMENT.

Subject to the terms, conditions and limitations of this Amendment, including, without limitation, Section 5, below, the Credit Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) as follows:

2.1       Amendment to Section 1.1 [Certain Definitions] of the Credit Agreement. The following definitions are hereby inserted into Section 1.1 [Certain Definitions] as new defined terms therein in the appropriate alphabetical order:

“1Q21Testing Period” shall mean the four fiscal quarter period consisting of the fiscal quarters ending on each of March 31, 2020, September 30, 2020, December 31, 2020 and March 31, 2021 (and excluding, for the avoidance of doubt, the fiscal quarter ending on June 30, 2020).

“3Q20 Testing Period” shall mean the four fiscal quarter period consisting of the fiscal quarters ending on each of September 30, 2019, December 31, 2019, March 31, 2020 and September 30, 2020 (and excluding, for the avoidance of doubt, the fiscal quarter ending on June 30, 2020).

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“4Q20 Testing Period” shall mean the four fiscal quarter period consisting of the fiscal quarters ending on each of December 31, 2019, March 31, 2020, September 30, 2020 and December 31, 2020 (and excluding, for the avoidance of doubt, the fiscal quarter ending on June 30, 2020).

“Covenant Relief Period” shall mean any time from the First Amendment Effective Date until the Compliance Certificate for the fiscal quarter ending June 30, 2021 has been delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

“Excess Cash Amount” shall have the meaning specified in Section 5.7.6. [Excess Cash].

“Excess Loan Amount” shall have the meaning specified in Section 5.7.6. [Excess Cash].

“First Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement, dated as of June 26, 2020, among the Borrowers, the Guarantors, the Lenders party thereto and the Administrative Agent.

“Liquidity Amount” shall mean, at any time, (a) the aggregate amount of unrestricted (other than Liens in favor of the Collateral Agent) cash and Cash Equivalents on hand of the Parent and its Subsidiaries that is held at financial institutions plus (b) an amount equal to (i) the aggregate Revolving Credit Commitments at such time, minus (ii) the aggregate Revolving Facility Usage at such time.

“Specified Hedge Loans” shall mean Revolving Credit Loans in an amount not to exceed $50,000,000 which (i) bear interest at the LIBOR Rate Option and (ii) are subject to a Lender Provided Interest Rate Hedge.

2.2       Amendment to Section 1.1 [Certain Definitions] of the Credit Agreement. The definition of “Daily LIBOR Rate” is hereby amended by deleting the last sentence thereto and inserting the following sentence in lieu thereof:

“Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than one-half percent (0.50%), such rate shall be deemed to be one-half percent (0.50%) for purposes of this Agreement.”

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2.3       Amendment to Section 1.1 [Certain Definitions] of the Credit Agreement. The definition of “LIBOR Rate” is hereby amended by deleting the last sentence thereto and inserting the following sentence in lieu thereof:

“Notwithstanding anything contained herein to the contrary, if at any time the LIBOR Rate as calculated in accordance with this definition shall be less than one-half percent (0.50%), the LIBOR Rate shall be deemed to be one-half percent (0.50%) for all purposes under this Agreement (other than for the purpose of determining the LIBOR Rate for any Specified Hedge Loan); provided that, for the purpose of determining the LIBOR Rate for any Specified Hedge Loans, if at any time the LIBOR Rate as calculated in accordance with this definition shall be less than zero percent (0.00%), the LIBOR Rate shall be deemed to be zero percent (0.00%) for such purpose under this Agreement.”

2.4       Amendment to Section 1.1 [Certain Definitions] of the Credit Agreement. The definition of “Permitted Acquisition” is hereby amended by inserting the following proviso after clause (i) thereof:

“; provided that in no event shall any Permitted Acquisition be consummated during the Covenant Relief Period unless otherwise approved in writing by the Required Lenders.”

2.5        Amendment to Section 2.12 [Incremental Commitments, Increasing Lenders and New Lenders] of the Credit Agreement. Section 2.12 of the Credit Agreement is hereby amended by the addition of new Section 2.12.1.11 to read as follows:

“2.12.1.11. Covenant Relief Period. No Incremental Effective Date shall occur during the Covenant Relief Period, except as otherwise approved in writing by the Required Lenders.”

2.6 Amendment to Section 5.7 [Mandatory Prepayments] of the Credit Agreement. Section 5.7 of the Credit Agreement is hereby amended by the addition of new Section 5.7.6 to read as follows:

“5.7.6. Excess Cash. During the Covenant Relief Period, in the event that both (a) the aggregate amount of cash and Cash Equivalents on hand of the Parent and its Subsidiaries at any time shall exceed $130,000,000 (excluding restricted cash and Cash Equivalents in an amount not to exceed $5,000,000) (any cash in excess of such amount, the “Excess Cash Amount”) and (b) the Borrowers shall have Revolving Credit Loans outstanding in excess of $161,000,000 (any Revolving Credit Loans in excess of such amount, the “Excess Loan Amount”), the Borrowers shall, within five (5) Business Days of such event, make a mandatory prepayment of Revolving Credit Loans (without a permanent reduction in the Revolving Credit Commitments) in an amount equal to the lesser of (x) the Excess Cash Amount on such date of prepayment and (y) the Excess Loan Amount on such date of prepayment.”

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2.7 Amendment to Section 6.1.6(ii) [Accuracy of Financial Statements] of the Credit Agreement. The last sentence in clause (ii) of Section 6.1.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Since December 31, 2018, no Material Adverse Change has occurred; provided that the impacts of COVID-19 on the financial condition, results of operations or business of the Loan Parties and their respective Subsidiaries that (a) have been disclosed in writing to the Administrative Agent prior to the First Amendment Effective Date or during the Covenant Relief Period or (b) have been otherwise publicly disclosed in filings with the SEC prior to the First Amendment Effective Date or during the Covenant Relief Period, will be disregarded for purposes of determining whether a Material Adverse Change has occurred, in each case to the extent so disclosed.”

2.8 Amendment to Section 8.2.5. [Dividends and Related Distributions] of the Credit Agreement. Section 8.2.5 of the Credit Agreement is hereby amended by the addition of the following sentence to the end of such Section:

“Notwithstanding the foregoing, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay any Restricted Payment during the Covenant Relief Period; provided that the Loan Parties and their respective Subsidiaries shall be permitted to make Restricted Payments set forth in clauses (i), (ii), (vi), (vii) and (ix) of this Section 8.2.5; provided, further, that any Restricted Payments pursuant to clause (vi) of this Section 8.2.5 shall be limited to an aggregate amount not to exceed $10,000,000 during the Covenant Relief Period.”

2.9 Amendment to Section 8.2.16. [Maximum Leverage Ratio] of the Credit Agreement. Section 8.2.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.2.16. Maximum Leverage Ratio. The Loan Parties shall not permit the Leverage Ratio as of the end of any fiscal quarter (other than the fiscal quarters ending June 30, 2020 through March 31, 2021, inclusive) to exceed 3.50 to 1.00; provided that, upon and following a Material Acquisition, upon written notice from the Parent to the Administrative Agent, the Leverage Ratio shall not exceed 3.75 to 1.00 as of the last day of (i) the fiscal quarter during which such Material Acquisition occurred (any fiscal quarter during which a Material Acquisition occurs being hereinafter referred to as an “Acquisition Quarter”) and (ii) the three fiscal quarters immediately following the Acquisition Quarter; provided, further, that there shall be at least one fiscal quarter as of the end of which the maximum Leverage Ratio has reverted to 3.50 to 1.00 before the maximum Leverage Ratio may be increased in respect of a subsequent Material Acquisition.”

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2.10 Amendment to Section 8.2.17. [Minimum Interest Coverage Ratio] of the Credit Agreement. Section 8.2.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.2.17. Minimum Interest Coverage Ratio. The Loan Parties shall not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense of the Parent and its Subsidiaries, (i) calculated as of the end of the fiscal quarter ending on September 30, 2020 for the 3Q20 Testing Period, to be less than 3.50 to 1.00, (ii) calculated as of the end of the fiscal quarter ending on December 31, 2020 for the 4Q20 Testing Period, to be less than 2.75 to 1.00, (iii) calculated as of the end of the fiscal quarter ending on March 31, 2021 for the 1Q21 Testing Period, to be less than 3.25 to 1.00 and (iv) calculated as of the end of the fiscal quarter ending on June 30, 2021 and each fiscal quarter thereafter for the four (4) consecutive fiscal quarters then ended, to be less than 3.50 to 1.00.”

2.11 Amendment to Section 8.2.18 of the Credit Agreement. Section 8.2.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“8.2.18. Minimum Liquidity. The Loan Parties shall not, at any time during the Covenant Relief Period, permit the Liquidity Amount to be less than $150,000,000.00.”

2.12       Amendment to Section 8.3 [Reporting Requirements] of the Credit Agreement. Section 8.3 of the Credit Agreement is hereby amended by the addition of new Section 8.3.5 to read as follows:

“8.3.5 Monthly Compliance Certificate. Within fifteen (15) days after the end of each calendar month during the Covenant Relief Period, a certificate of Parent signed by the Chief Executive Officer, President or Chief Financial Officer of the Parent, demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrowers are in compliance with Sections 5.7.6 [Excess Cash] and 8.2.18 [Minimum Liquidity].”

2.13       Amendment to Schedule 1.1(A) [Pricing Grid] of the Credit Agreement. Schedule 1.1(A) of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex I hereto.

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Section 3 LIMITED WAIVER.

The Administrative Agent and Lenders acknowledge receipt of materials provided by the Parent and distributed to the Lenders on June 23, 2020 (the “Specified Disclosure”). On the Amendment Effective Date, the Required Lenders hereby waive any Potential Default or Event of Default that may arise under Section 8.1.9 of the Credit Agreement as a result of the situation described in the Specified Disclosure (the “Potential Specified Default”) and agree not to enforce their rights and remedies under the Credit Agreement with respect to any Potential Specified Default so long as (i) no later than ninety (90) days after the Amendment Effective Date (or such later date as agreed by the Administrative Agent in its sole discretion), the Parent shall make senior management available for an update call with the Administrative Agent to provide a summary of the investigation results and description of subsequent actions taken, if any, in connection with the situation described in the Specified Disclosure and (ii) the information provided pursuant to the foregoing clause (i) is reasonably acceptable to the Administrative Agent, including, without limitation, that the situation described in the Specified Disclosure has not resulted in any material fines, penalties, or other similar material liabilities to the Borrowers or any of their respective Subsidiaries.

The waivers described in this Section 3 are limited to the specific covenants referenced and do not constitute a waiver of any other covenant or provision of the Credit Agreement or any other Loan Document, nor do such waivers indicate any agreement on the part of the Lenders to grant any such waivers in the future. In all other respects, each of the Loan Parties shall be and remain in full compliance with the Credit Agreement and the foregoing waiver shall not extend to prejudice any rights of the Administrative Agent or the Lenders in respect of any other breach, if any, by any Loan Party of any other provisions of the Credit Agreement.

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Section 4 REPRESENTATIONS AND WARRANTIES.

Each Loan Party hereby represents and warrants to the Lenders and the Agents as follows:

4.1       The Amendment. This Amendment has been duly and validly executed by an authorized executive officer of such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms. The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Loan Party party thereto enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general principles of equity.

4.2       No Potential Default or Event of Default. No Potential Default or Event of Default exists under the Credit Agreement as of the date hereof (after giving effect to this Amendment) and no Potential Default or Event of Default will occur as a result of the effectiveness of this Amendment.

4.3       Restatement of Representations and Warranties. The representations and warranties of such Loan Party contained in the Credit Agreement, as amended by this Amendment, and the other Loan Documents are true and correct in all material respects (or, if already qualified by materiality therein, in all respects) on and as of the Amendment Effective Date (after giving effect to this Amendment) as though made on the Amendment Effective Date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, if already qualified by materiality therein, in all respects) as of such earlier date.

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4.4        Organizational Documents. There have been no changes to the articles or certificate of incorporation, by-laws, code of regulations, certificate of formation, limited liability company agreement or other organizational documents, as the case may be (collectively, the “Organizational Documents”) of such Loan Party since the most recent certification provided to the Administrative Agent, and such Organizational Documents remain in full force and effect as of the Amendment Effective Date.

Section 5 CONDITIONS TO EFFECTIVENESS.

The date and time of the effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the satisfaction of the following conditions precedent:

5.1       Execution. The Administrative Agent shall have received counterparts to this Amendment duly executed and delivered by an authorized officer of each Loan Party and the Required Lenders.

5.2       Good Standing Certificates. The Administrative Agent shall have received copies of certificates from the appropriate state officials (dated not more than thirty (30) days prior to the Amendment Effective Date) as to the continued existence and good standing of each Loan Party in each jurisdiction where organized.

5.3        Payment of Costs and Expenses. The Borrowers shall have paid all outstanding and reasonable costs, expenses and the disbursements of the Administrative Agent and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, to the extent invoiced, as well as any other fees payable on or before the Amendment Effective Date pursuant to any fee letter or agreement with the Administrative Agent.

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5.4       Other. All corporate and other proceedings, and all documents, instruments, certificates and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

The Administrative Agent or its counsel will advise the Parent and the Lenders promptly by electronic mail of the occurrence of the Amendment Effective Date.

Section 6 MISCELLANEOUS.

6.1       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof.

6.2       Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

6.3       Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

6.4       Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.

6.5       Negotiations. Each Loan Party acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Agents and the Lenders.

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6.6       Nonwaiver. Except as expressly set forth herein, the execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Lenders or the Agents under the Credit Agreement or the other Loan Documents, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other Loan Document. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Potential Default or Event of Default (other than the Potential Specified Default) under the Credit Agreement as amended by this Amendment.

6.7       Reaffirmation. Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the other Loan Documents to which it is a party and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

6.8       Confirmation of Obligations. Each Loan Party hereby affirms as of the date hereof all of its respective Obligations and other obligations to each of the Lenders under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Obligations and other obligations are owed to each of the Lenders according to their respective terms. Each Loan Party hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Agents or Lenders of the Obligations and other obligations of such Loan Party to each of them under and pursuant to the Credit Agreement or any of the other Loan Documents.

6.9       Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

[SIGNATURES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

STONERIDGE, INC.

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Executive Vice President, Chief Financial Officer &Treasurer

STONERIDGE ELECTRONICS, INC.

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Vice President & Treasurer

STONERIDGE CONTROL DEVICES, INC.

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Vice President & Treasurer

STONERIDGE B.V.

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Attorney-in-fact

[Signature Page to Amendment No. 1]

GUARANTORS:

STONERIDGE AFTERMARKET, INC.

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Vice President & Treasurer

ORLACO INC.

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Treasurer

SRI HOLDINGS US LLC

By: Stoneridge, Inc., its sole member

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Executive Vice President, Chief Financial Officer & Treasurer

SRI DELAWARE HOLDINGS, LLC

By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Vice President

[Signature Page to Amendment No. 1]

AGENTS:

PNC BANK, NATIONAL ASSOCIATION, as
the Administrative Agent and the Collateral Agent

By:	/s/ Scott Neiderheide
Name: Scott Neiderheide
Title: Vice President

[Signature Page to Amendment No. 1]

LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Neiderheide
Name: Scott Neiderheide
Title: Vice President

[Signature Page to Amendment No. 1]

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Betsy Phillips

Name:	Betsy Phillips

Title:	Director

[Signature Page to Amendment No. 1]

CITIBANK, N.A., as a Lender

By:	/s/ Stephen E. Green

Name:	Stephen E. Green

Title:	Director

[Signature Page to Amendment No. 1]

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Stephen A. Maenhout

Name:	Stephen A. Maenhout

Title:	Senior Vice President

[Signature Page to Amendment No. 1]

HSBC Bank USA, N.A., as a Lender

By:	/s/ Shaun R. Kleinman

Name:	Shaun R. Kleinman

Title:	Senior Vice President

[Signature Page to Amendment No. 1]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brandon Welling

Name:	Brandon Welling

Title:	Vice President

[Signature Page to Amendment No. 1]

NORTHWEST BANK, as a Lender

By:	/s/ Stephen J. Orban

Name:	Stephen J. Orban

Title:	Senior Vice President

[Signature Page to Amendment No. 1]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Steven J. McCormack

Name:	Steven J. McCormack

Title:	Senior Vice President

[Signature Page to Amendment No. 1]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jeffrey S. Johnson

Name:	Jeffrey S. Johnson

Title:	Senior Vice President

[Signature Page to Amendment No. 1]

Annex I

SCHEDULE 1.1(A)

PRICING GRID--

VARIABLE PRICING AND FEES BASED ON LEVERAGE RATIO

Level	Leverage Ratio	Facility Fee	Letter of Credit Fee	Revolving Credit Base Rate Spread	Revolving Credit LIBOR Rate Spread
I	Less than 1.25 to 1.00	0.25%	1.25%	0.25%	1.25%
II	Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00	0.30%	1.45%	0.45%	1.45%
II	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	0.30%	1.70%	0.70%	1.70%
IV	Greater than or equal to 2.75 to 1.00	0.35%	1.90%	0.90%	1.90%
V	N/A	0.40%	2.35%	1.35%	2.35%

For purposes of determining the Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate:

(a)       The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be determined during the Covenant Relief Period based on the rates in Level V.

(b)       The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Letter of Credit Fee Rate shall be recomputed as of the fiscal quarter ending on June 30, 2021 and the end of each fiscal quarter thereafter based on the Leverage Ratio as of such quarter end. Any increase or decrease in the Applicable Margin, the Applicable Facility Fee Rate or the Applicable Letter of Credit Fee Rate computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.3.3 [Certificate of Parent]. After the Covenant Relief Period, (i) if a Compliance Certificate is not delivered when due in accordance with such Section 8.3.3 [Certificate of Parent], then the rates in Level IV shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered; and (ii) the rates in Level IV shall apply upon and during the continuance of any other Event of Default.

(c)       If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Borrowers or the Lenders determine that (i) the Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Lender, as the case may be, under Section 2.9 [Letter of Credit Subfacility] or Section 4.3 [Interest After Default] or Section 9 [Default]. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.